EXHIBIT (G) (XVI) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K





Huntington Real Asset Fund's name changed to Huntington Real Strategies Fund - 5/1/07



                        AMENDED AND RESTATED EXHIBIT #1

                                       TO

                 SCHEDULE II TO THE FOREIGN CUSTODY AGREEMENT,

              DATED AS OF JUNE 23, 2006 AND REVISED APRIL 30, 2007

                    BETWEEN THE HUNTINGTON NATIONAL BANK AND

                              THE BANK OF NEW YORK



                                   PORTFOLIOS





                        Huntington Situs Small Cap Fund

                       Huntington VA Situs Small Cap Fund

                           Huntington Real Asset Fund